UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
                                12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934






                      Effective Sport Nutrition Corporation
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               45-0460095
------                                                               ----------
(State of incorporation or organization)                      (I.R.S. Employer
                                                            Identification No.)

1928 Oakland Drive, Bismarck, North Dakota                                58504
-------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

                                 (701) 222-3446
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:


    Title of Each Class:            Name of Each Exchange on which Registered:


            None                                        N/A
            ----                                        ----

Securities to be registered under Section 12(g) of the Act:

Common Stock, $.001 par value per share
---------------------------------------
(Title of Class)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-65372

Item 1. Description of Registrant's Securities to be Registered.
----------------------------------------------------------------

This registration statement relates to the registration with the Securities and Exchange Commission of shares of $.001 par value common stock (the "Common Stock") of Effective Sport Nutrition Corporation, a Nevada corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" at page 14 of the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-65372 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

Item 2.  Exhibits
------------------

The following document is included as an Exhibit to the Registrant's Registration Statement on Form SB-2 (Registration No. 333-65372) and incorporated herein by this reference:

         EXHIBIT DESCRIPTION                                    FORM SB-2
                                                             EXHIBIT NUMBER

(a)    Articles of Incorporation                                  3.1




                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)      Effective Sport Nutrition Corporation
Date:             April 2, 2002



By:     /s/ Dan Saunders
       -------------------------
        Dan Saunders, President